SUN COMMUNITIES, INC.
FIRST AMENDED AND RESTATED
2004 NON-EMPLOYEE DIRECTOR OPTION PLAN

Sun Communities, Inc., a Maryland corporation (the “Company”), has adopted the Sun Communities, Inc. First Amended and Restated 2004 Non-Employee Director Option Plan (the “Plan”) as set forth herein.

Article I.
Purpose and Adoption of the Plan

1.01    Purpose. The purpose of the Plan is to attract and retain the services of experienced and knowledgeable independent directors of the Company and to provide an additional incentive for such directors to continue to work for the best interests of the Company and its stockholders.
1.02    Previous Plan. The Company's 2004 Non-Employee Director Option Plan was adopted by the Board on April 16, 2004 and was approved by the Company's stockholders at the Annual Meeting of Stockholders held on May 20, 2004 (the “Previous Plan”). The Company desires to amend and restate the Previous Plan in its entirety.
1.03    Adoption and Term. The Plan was approved by the Board on April 24, 2012, subject to approval of the Company's stockholders,which was obtained on July 19, 2012, and will remain in effect until all securities authorized under the terms of the Plan have been issued, unless earlier terminated or abandoned by action of the Board.

Article II.
Definitions

2.01    Administrator means the Board.
2.02    Award means any one or combination of Non-Qualified Stock Options, Restricted Share Rights or any other award made under the terms of the Plan.
2.03    Award Agreement means a written agreement between the Company (for itself or in its capacity as the sole general partner of SCOLP) and the Participant, specifically setting forth the terms and conditions of an Award granted under the Plan, including the maximum number shares of Company Common Stock subject to the Award and the Purchase Price.
2.04    Beneficiary means (a) an individual, trust or estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant's death; or (b) an individual, who by designation of the Participant, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant's death.
2.05    Board means the Board of Directors of the Company.
2.06    Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.
2.07    Company means Sun Communities, Inc., a Maryland corporation.
2.08    Company Common Stock means the Common Stock of the Company, par value $0.01 per share.
2.09    Corporate Transaction means: (a) a dissolution or liquidation of the Company; (b) a sale of all or substantially all of the Company's assets; or (c) a merger, consolidation or other capital reorganization of the Company with or into another entity as a result of which the stockholders of the Company immediately prior to such transaction hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) less than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.
2.10    Date of Grant means the date designated by the Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Administrator approves the granting of such Award.

2.11    Director means a member of the Board of Directors of the Company.
2.12    Disability means a total and permanent mental or physical disability as determined by the Board.
2.13    Employee means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.
2.14    Exchange Act means the Securities Exchange Act of 1934, as amended.
2.15    Expiration Date means the date specified in an Award Agreement as the expiration date of such Award.
2.16    Fair Market Value means, on on the Date of Grant, date of exercise or any other applicable date of determination, the closing price reported for the Company Common Stock on the New York Stock Exchange or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported. Fair Market Value for OP Units shall be the same as the Fair Market Value for the Company Common Stock.
2.17    Non-Employee Director means a Director who is not an Employee.
2.18    Non-Qualified Stock Option means an option which is not an Incentive Stock Option as described in Section 422 of the Code.
2.19    Option means a Non-Qualified Stock Option granted at any time under the Plan.
2.20    Optionee means a Non-Employee Director who receives an Option.
2.21    OP Units means Common OP Units in SCOLP.
2.22    Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.23    Participant shall have the meaning set forth in Article V.
2.24    Plan means the Sun Communities, Inc. First Amended and Restated 2004 Non-Employee Director Option Plan, as described herein and as it may be amended from time to time.
2.25    Purchase Price, with respect to Options, has the meaning set forth in Section 6.03.
2.26    Restricted Share Right means a right to receive Company Common Stock or OP Units, in either case subject to restrictions imposed under the terms of an Award granted pursuant to Article VII.
2.27    Restricted Stock shall have the meaning set forth in Section 7.01.
2.28    Restriction Period shall have the meaning set forth in Section 7.02.
2.29    Retirement means the mandatory retirement of the Director pursuant to the Company's Corporate Governance Guidelines or Board policy.
2.30    Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as currently in effect and as it may be amended from time to time, and any successor rule.
2.31    SCOLP means Sun Communities Operating Limited Partnership, a Michigan limited partnership.
2.32    Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

Article III.
Administration

3.01    Administration. The Administrator of the Plan shall be the Board. The Administrator shall have full power and authority to take all actions and to make all determinations required or provided under the Plan, any Award or any Award Agreement and shall have full power and authority to take all other actions and make all other determinations not inconsistent with the specific terms and provisions of the Plan that it deems necessary or appropriate to the administration of the Plan, any Award or Award Agreement, including without limitation, establishing and modifying administrative rules, imposing such conditions and restrictions on Awards as it determines appropriate and canceling Awards (including those made pursuant to other plans of the Company). All such actions and determinations of the Administrator must be made by the affirmative vote of a majority of the members of the Administrator. Unless otherwise expressly determined by the Board, the interpretation and construction by the Administrator of any provision of the Plan, any Award or any Award Agreement is final, binding and conclusive.
3.02    Indemnification. Members of the Administrator shall be entitled to indemnification and reimbursement from the Company for any action or any failure to act in connection with service as Administrator to the full extent provided for or permitted by the Company's articles of incorporation or bylaws or by any insurance policy or other agreement intended for the benefit of the Company's officers, directors or employees or by any applicable law.
3.03    Terms of Awards. Subject to other terms and conditions of the Plan, the Administrator has the full and final authority to:
(a)    designate Participants;
(b)    determine the type or types of Awards made to Participants;
(c)    determine the number of shares of Company Common Stock subject to any Award;
(d)    establish the terms and conditions of each Award, including without limitation, the Purchase Price, the nature and duration of any restriction or condition relating to vesting, exercise, transfer or forfeiture of an Award or the shares subject to the Award, and any terms or conditions that may be necessary to remain exempt from the requirements of Section 409A of the Code; and
(e)    amend, modify or supplement the terms of any outstanding Award, provided, that, no such amendment, modification or supplement may cause an Award to become subject to Section 409A of the Code or, without the written consent of the Participant, impair the Participant's vested rights under an Award Agreement.
Article IV.
Securities Issuable Pursuant to the Plan

4.01    Securities Issuable. Shares to be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. OP Units to be issued under the Plan may be authorized and unissued OP Units or issued OP Units which have been reacquired by SCOLP. The maximum aggregate number of shares of Company Common Stock and OP Units that may be issued under this Plan, as amended and restated, is One Hundred Seventy Five Thousand (175,000) shares or OP Units. As of the date hereof, Awards with respect to an aggregate of Seventy Five Thousand (75,000) shares of Common Stock and zero OP Units have been made under the Previous Plan, prior to the amendment and restatement effected under this Plan. Accordingly, the maximum aggregate number of shares of Company Common Stock and OP Units that may be issued in the future after the date hereof under the Plan is One Hundred Thousand (100,000) shares or OP Units. The aggregate number of shares to be issued under the Plan will be adjusted in accordance with Section 4.03 of the Plan.
4.02    Securities Subject to Terminated Options. In the event that any Award at any time granted under the Plan is surrendered to the Company, terminated, forfeited, cancelled, expires before it has been fully exercised, then all unexercised shares of Company Common Stock of the Award shall be added to the remaining number of shares of Company Common Stock available for issuance under the Plan. Any shares of Company Common Stock issued by the Company pursuant to its assumption or substitution of outstanding grants from acquired companies shall not reduce the number of shares available for Awards under this Plan unless issued under this Plan.
4.03    Adjustments to Reflect Capital Changes.
(a)    Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price for such shares, and the number and kind of shares available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, combination or classification of Company Common Stock or any other increase or decrease in the number of issued shares of Company Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The number and kind of OP Units subject to outstanding Options, the Purchase Price for such OP Units, and the number and kind of OP Units available for Options subsequently granted under the Plan shall be appropriately adjusted to reflect any unit split, reverse unit split, combination or classification of OP Units or any other increase or decrease in the number of issued OP Units effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Board shall have the power to determine the amount of the adjustment to be made in each case and the Board's determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of shares of Company Common Stock subject to an Option. Except as expressly provided herein, no issuance by SCOLP of partnership units of any class, or securities convertible into partnership units of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of OP Units subject to an Option.
(b)    Corporate Transactions. In the event of a Corporate Transaction, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable in accordance with this Plan for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to shares/OP Units for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Section 6.05.
If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to shares/OP Units for which it would not otherwise be exercisable. In such event, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 4.03(b), an Option shall be considered assumed, if at the time of issuance of the stock or other consideration upon such Corporate Transaction, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of shares of Company Common Stock or OP Units subject to the Option at such time (after giving effect to any adjustments in the number of shares or OP Units covered by the Option as provided for in Section 4.03(a)); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Board may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the Option, for each share of Company Common Stock or OP Units subject to the Option, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Company Common Stock in the Corporate Transaction.

(c)    409A Requirements. Any adjustment, assumption or substitution under this Section 4.03 must satisfy the requirements of Treasury Regulation Section 1.409A-(b)(5)(v)(D) promulgated under the Code.

Article V.
Participation

5.01    Eligible Individuals. Individuals eligible to participate in this Plan include all Non-Employee Directors (“Participants”).
5.02    Actual Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. The Administrator's designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.
Article VI.
Option Awards

6.01    Grant of Options. The Administrator may grant to any Participant Options entitling the Participant to purchase shares of Company Common Stock or OP Units in such quantity and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator. The terms of any Option granted under this Plan shall be set forth in an Award Agreement. Notwithstanding any other provision of the Plan, any Option awarded to an individual who is then subject to Section 16 of the Exchange Act must comply with the exemption requirements of Rule 16b-3.
6.02    Purchase Price of Options. The Purchase Price of each share of Company Common Stock or OP Unit which may be purchased upon exercise of an Option granted under the Plan shall be 100% of the Fair Market Value on the Date of Grant.
6.03    Vesting of Options. Except as otherwise set forth in this Plan, no option may be exercised prior to the date one (1) year after the Date of Grant. An Option shall become exercisable with respect to one-third (1/3) of the shares/OP Units on the first anniversary of the Date of Grant, with respect to an additional one-third (1/3) of the shares/OP Units on the second anniversary of the Date of Grant and with respect to the final one-third (1/3) of the shares/OP Units on the third anniversary of the Date of Grant.
6.04    Duration of Options. Options granted under the Plan shall terminate after the first to occur of the following events:
(a)    Ten years from the Date of Grant.
(b)    Three months after the Optionee ceases to be a Director, except in the case of death, Disability, or Retirement, as described in (c) below.
(c)    In the event of the death, Disability or Retirement of an Optionee while a Director, the right to exercise all unexpired Options shall be accelerated and shall be fully vested as of the date of death, Disability or Retirement, and the Optionee's Options may be exercised by Optionee or his or her Beneficiary at any time within one year after the date of the Optionee's death, Disability or Retirement. In the event of the death of an Optionee within the ninety day period after he or she ceases to be a Director, the Optionee's Beneficiary may exercise his or her Options, to the extent exercisable on the date of death, within one year after the date of the Optionee's death.
6.05     Exercise Procedures. Each Option granted under the Plan may be exercised by written notice to the Company which must be received by the Secretary of the Company on or before the Expiration Date of the Option. An Option may not be exercised for a fraction of a share of Company Common Stock or OP Unit. The Purchase Price of shares/OP Units purchased upon exercise of an Option granted under the Plan shall be paid by the Optionee at the time of exercise in the form of (a) cash, (b) check, (c) shares of Company Common Stock (including shares issuable to the Optionee pursuant to the exercise of the Option), (d) any combination of cash and shares of Company Common Stock, or (e) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, shares of Company Common Stock may be issued directly to the Optionee's broker or dealer upon receipt of the Purchase Price in cash from the broker or dealer.) In the event that any Company Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Company Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares transferred. The Optionee may not transfer to the Company in satisfaction of the Purchase Price (y) a number of shares which when multiplied times the Fair Market Value as of the date of exercise would result in a product greater than the Purchase Price or (z) any fractional share of Company Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and used for any proper corporate purpose. Unless the Administrator shall otherwise determine, any Company Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.
6.06    Rights as a Stockholder or Partner. The Optionee or any transferee of an Option pursuant to Section 6.05(c) or Section 8.05 shall have no rights as a stockholder with respect to any shares of Company Common Stock covered by an Option until the Optionee or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends and cash or other property or distributions or other rights with respect to any such shares of Company Common Stock for which the record date is prior to the date on which the Optionee or a transferee of the Option shall have become the holder of record of any such shares covered by the Option. The Optionee or any transferee of an Option pursuant to Section 6.05(c) or Section 8.05 shall have no rights as a partner with respect to any OP Units covered by an Option until the Optionee or transferee shall have become the holder of record of any such OP Units, and no adjustment shall be made for distributions and cash or other property or distributions or other rights with respect to any such OP Units for which the record date is prior to the date on which the Optionee or a transferee of the Option shall have become the holder of record of any such OP Units covered by the Option.

Article VII.
Restricted Share Awards

7.01    Power to Grant Restricted Share Right. The Administrator may grant to any Participant an Award of a Restricted Share Right entitling such person to receive shares of Company Common Stock or OP Units (“Restricted Stock”) in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Administrator shall determine on or prior to the Date of Grant. The terms of any Award of Restricted Stock granted under the Plan shall be set forth in an Award Agreement.
7.02    Duration of Restricted Share Rights. During a period established by the Administrator and set forth in a Participant's Award Agreement (the “Restriction Period”), the Participant will not be permitted to sell, assign, transfer, pledge or otherwise encumber or dispose of any shares Restricted Stock; provided, however, that the Restriction Period shall not be less than three (3) years. Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions set forth in the Plan or an Award Agreement will be ineffective.
7.03    Forfeiture of Restricted Share Rights. Subject to Section 7.05 and the other provisions of this Plan, an Award of a Restricted Share Right will terminate and any unvested shares will be forfeited unless the Participant (a) remains a Director of the Company or a Subsidiary until the expiration of the Restriction Period, and (b) satisfies any other conditions set forth in the Award Agreement. If the Award Agreement so provides, in the case of the Participant's death, Disability or Retirement prior to the expiration of the Restriction Period, any Restricted Stock will immediately vest and any restrictions will lapse as of the date of the Participant's death, Disability or Retirement.
7.04    Delivery of Shares upon Vesting. Upon the lapse of the restrictions established in the Award Agreement, the Participant shall be entitled to receive, without payment of any cash or other consideration, certificates for the number of shares of Company Common Stock or OP Units covered by the Award.
7.05    Waiver or Modification of Forfeiture Provisions. The Administrator has full power and authority to modify or waive any or all terms, conditions or restrictions (other than the minimum Restriction Period set forth in Section 7.02) applicable to any Restricted Share Right granted to a Participant under the Plan; provided, that, no modification shall, without consent of the Participant, adversely affect the Participant's rights thereunder.
7.06    Rights as a Stockholder/Partner. Unless otherwise provided in the Award Agreement, a Participant receiving Restricted Stock shall be entitled to cash dividends or distributions and voting rights for all shares of Common Stock or OP Units issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock that ceases to be eligible for vesting.
Article VIII.
Terms Applicable to All Awards

8.01    Award Agreement. The grant and the terms and conditions of the Award shall be set forth in an Award Agreement between the Company and the Participant. No person shall have any rights under any Award granted under the Plan unless and until the Administrator and the Participant to whom the Award is granted have executed and delivered an Award Agreement expressly granting the Award to such person and setting forth the terms of the Award.
8.02    Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan,

and in no event shall the Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan conflicts with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.
8.03    Modification of Award After Grant. Except as provided in Section 4.03, (i) the terms of any Award granted under the Plan may not be changed after the granting of such Award without the express written approval of the Participant and the Administrator; and (ii) no modification may be made to an Award granted under the Plan except in compliance with Rule 16b.3 and Section 409A of the Code. No modification to the terms of an Award may result in the direct or indirect reduction in the Purchase Price of the stock right below the Fair Market Value of the shares on the Date of Grant.
8.04    Taxes. The Company is entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount sufficient to satisfy any federal, state and local withholding tax requirements with respect to any amount payable and/or shares issuable under a Participant's Award, and the Company may defer payment or issuance of the cash or stock upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for such tax. The amount of such withholding or tax payment shall be determined by the Administrator (the Participant shall provide to the Company such information as the Company may require to determine the amounts) and, unless otherwise provided by the Administrator, will be payable by the Participant at the time of issuance or payment in accordance with the following rules:
(a)    A Participant shall have the right to elect to meet his or her withholding requirement by: (1) having the Company withhold from such Award the appropriate number of shares of Company Common Stock, rounded out to the next whole number, the Fair Market Value of which is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by the Company to be sufficient to satisfy applicable tax withholding requirements; or (2) direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award.
(b)    In the event that an Award or property received upon exercise of an Award has already been transferred to the Participant on the date upon which withholding requirements apply, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding requirements.
(c)    If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Award is exercised or received, even if it would not otherwise have become taxable to the Participant. If the Participant makes such an election, the Participant shall promptly notify the Company in writing and shall provide the Company with a copy of the executed election form as filed with the Internal Revenue Service no later than thirty days from the date of exercise or receipt of Restricted Stock. Promptly following such notification, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements.
8.05    Limitations on Transfer. Except as otherwise provided in this Section 8.05, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally (or the Participant's personal representative or attorney-in-fact) may exercise the Participant's rights under the Plan. The Participant's Beneficiary may exercise a Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.
8.06    Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and Participant approve; provided, however, that the Administrator may not, without stockholder approval, permit the exchange or surrender of Awards, whether for cash or other Awards, that would directly or indirectly reprice the surrendered Award. Notwithstanding anything to the contrary contained in the Plan, the Administrator may not, without stockholder approval, grant new Awards to a Participant with Exercise Prices or Purchase Prices, as the case may be, lower than the Exercise Prices or Purchase Prices, as the case may be, of current Awards held by such Participant on the condition that such Participant surrender such current Awards to the Company.
Article IX.
General Provisions

9.01    Amendment and Termination of Plan.
(a)    Amendment. The Board shall have complete power and authority to amend the Plan at any time and to add any other stock based Award or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the stockholders of the Company or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under any applicable law, including Rule 16b-3 or the Code, unless such compliance, if discretionary, is no longer desired. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the stockholders of the Company if such amendment shall have been submitted for a vote by the stockholders at a duly called meeting of such stockholders at which a quorum was present and the majority of votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment, or if the holders of outstanding stock having not less than a majority of the outstanding shares consent to such amendment in writing in the manner provided under the Company's bylaws.
(b)    Termination. The Board shall have the right and the power to terminate the Plan at any time. If the Plan is not earlier terminated, the Plan shall terminate when all shares authorized under the Plan have been issued. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the Expiration Date of such Award to the same extent such award would have been exercisable if the Plan had not been terminated.
9.02    No Right To Continue as Director. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained as a Director, or to limit in any way the right of the stockholders of the Company to remove such person as a Director.
9.03    Compliance with Rule 16b-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Administrator. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
9.04    Securities Law Restrictions. The shares of Company Common Stock and OP Units issuable pursuant to the terms of any Awards granted under the Plan may not be issued by the Company without registration or qualification of such shares/OP Units under the Securities Act of 1933, as amended, or under various state securities laws or without an exemption from such registration requirements. Unless the shares/OP Units to be issued under the Plan have been registered and/or qualified as appropriate, the Company shall be under no obligation to issue shares of Company Common Stock or OP Units upon exercise of an Award unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Administrator in its sole discretion. The Administrator may require any person who is granted an Award hereunder to agree with the Company to represent and agree in writing that if such shares are issuable under an exemption from registration requirements, the shares/OP Units will be “restricted” securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the shares/OP Units issued upon exercise of the Award for investment, and not with the view toward distribution.
9.05    General Restriction. Notwithstanding anything to the contrary herein, the Company shall have no obligation or liability to deliver any shares of Company Common Stock or OP Units under the Plan or to make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws, rules and regulations, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act.
9.06    Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock, OP Units or options otherwise than under the Plan.
9.07    Captions. The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

9.08    Severability. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement shall be held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.
9.09    No Strict Construction. No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.
9.10    Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Michigan and construed in accordance therewith.
9.11    Section 409A of the Code. The Company intends for the Awards granted under the Plan to be excluded from coverage under Section 409A of the Code. If, however, the Administrator determines that a Participant would be subject to the additional 20% tax imposed by Section 409A of the Code as a result of failure to meet the requirements of Section 409A, the Participant may exercise an Award prior to the exercise date stated in the Award Agreement to the extent necessary to pay the aggregate Federal Insurance Contributions Act (FICA) tax and any income tax in accordance with Section 1.409A-3(j)(4) of the Treasury regulations.